                                                                   Exhibit 10.23

                         SEVERANCE AND RELEASE AGREEMENT

      James Ingraham ("EMPLOYEE") and HRB Management, Inc. enter into this Separation and Release Agreement ("Release Agreement") under the terms and conditions recited below:

I.    RECITATIONS

      A. Due to changing business needs EMPLOYEE has been notified that his employment with HRB Management, Inc. will end on February 10, 2004 (the "Separation Date") due to elimination of his position.

      B. EMPLOYEE and HRB Management, Inc. want to enter into a full and final settlement of all issues and matters between them, occurring on or before the later of the Separation Date or the date EMPLOYEE signs this Release Agreement. These include, but are not limited to, any issues and matters that may have arisen out of EMPLOYEE's employment with or separation from HRB Management, Inc..

      C. For that reason and in exchange for the mutual promises of EMPLOYEE and HRB Management, Inc. set forth in this Release Agreement (which both parties agree are sufficient and valuable consideration), EMPLOYEE and HRB Management, Inc. have agreed to the terms and conditions set out below.

II.   BASIC TERMS OF THE RELEASE AGREEMENT

      A.    HRB MANAGEMENT, INC. AGREES TO THE FOLLOWING:

            1. Upon receipt of a fully executed copy of this Release Agreement and after the expiration of the period defined in paragraph

                  III(B) below, HRB Management, Inc. agrees to provide EMPLOYEE with the payments and benefits to which EMPLOYEE would be entitled under the H&R Block Severance Plan (the "Plan"). A copy of the Plan is attached to this Release Agreement as Exhibit A. To be fully executed, EMPLOYEE's signature must be notarized. EMPLOYEE is not entitled to any payments or benefits under the Plan unless EMPLOYEE signs and returns this Release Agreement within twenty-one (21) calendar days of being presented with it. EMPLOYEE may, at his option, elect to waive the twenty-one (21) calendar day consideration period, through signature of this Release Agreement, at any time prior to the conclusion of the twenty-one (21) day period. Assuming EMPLOYEE chooses to sign this Release Agreement and that such signature becomes binding because EMPLOYEE has not revoked his signature within seven (7) calendar days after signing, the terms of the Plan govern the payments and benefits to which EMPLOYEE is entitled. EMPLOYEE is not entitled to any payments or benefits under the Plan unless EMPLOYEE fully executes and returns this Release Agreement to: Connie Greenfield, Compensation Department, H&R Block, 4400 Main Street, Kansas City, MO 64111.

            2. As set forth in the Plan (in the event of any discrepancy, the terms of the Plan control), the payments available to the EMPLOYEE under the Plan are:

                  NONDISCRETIONARY AMOUNT: $441,000.00 (to be paid in semi-monthly or bi-weekly installments as determined by HRB Management, Inc. during the Severance period).

                  SEVERANCE PERIOD: 12.00 months (unless earlier terminated in accordance with the Plan).

                  Any change to the consideration given for this Release

                  Agreement, whether material or immaterial, shall not cause the

                  21-day period to start over.

      B.    EMPLOYEE AGREES TO THE FOLLOWING:

            1. Release of Claims. EMPLOYEE agrees to release and discharge HRB Management, Inc., and any of its related companies, present and former officers, agents, successors, assigns, other employees and attorneys from any and all claims arising before the later of the Separation Date or the date EMPLOYEE signs the Release and Agreement including, without limitation, any claims that may have arisen from EMPLOYEE's employment with or separation from HRB Management, Inc., all as more fully set forth in paragraphs IV(A) through (E) below.

            2. Confidential Information. EMPLOYEE agrees, during and after the term of this Release Agreement he will not, without the prior written consent of HRB Management, Inc., directly or indirectly use for the benefit of any person or entity other than HRB Management, Inc., or make known, divulge or communicate to any person, firm, corporation or other entity, any confidential or proprietary information, knowledge or trade secrets acquired, developed or learned of by EMPLOYEE during his employment with HRB Management, Inc.. EMPLOYEE shall not retain after the Separation Date, any document, record, paper, disk, tape or compilation of information relating to any such confidential information.

            3. Return of HRB Management, Inc.'s Property. EMPLOYEE shall return to HRB Management, Inc. by the Separation Date, any and all things in his possession or control relating to HRB Management, Inc. and its related entities, including but not limited to any equipment issued to EMPLOYEE, all correspondence, reports, contracts, financial or budget information, personnel or labor relations files, office keys, manuals, and all similar materials not specifically listed here.

            4. Non-solicitation of HRB Management, Inc.'s Employees. EMPLOYEE shall not solicit any HRB Management, Inc. employee or any employee of HRB Management, Inc.'s parent, subsidiary or affiliate companies, for any purpose whatsoever for a one-year period after the Termination Date.

            5. Non-disparagement. EMPLOYEE agrees he will not disparage HRB Management, Inc. or make or solicit any comments to the media or others that may be considered derogatory or detrimental to the good business name or reputation of HRB Management, Inc.. This clause has no application to any communications with the Equal Employment Opportunity Commission or any state or local agency responsible for investigation and enforcement of discrimination laws.

III.  ACKNOWLEDGMENTS AND ADDITIONAL TERMS

      A. Revocation Period. EMPLOYEE acknowledges that if he accepts the terms of this Release Agreement he will have seven (7) calendar days after the date he signs this Release Agreement to revoke her/his acceptance of its terms. Such revocation, to be effective, must be delivered by written notice, in a manner so the notice is received on or before the seventh day by: Connie Greenfield, Compensation Department, H&R Block, 4400 Main Street, Kansas City, MO 64111.

      B. Opportunity to Consult Attorney. EMPLOYEE acknowledges he has consulted or has had the opportunity to consult with her/his attorney prior to executing the Release Agreement.

      C. No Admission of Liability. EMPLOYEE and HRB Management, Inc. agree nothing in this Release Agreement is an admission by either of any wrongdoing, either in violation of an applicable law or otherwise, and that nothing in this Release Agreement is to be construed as such by anyone.

      D. Additional Consideration. EMPLOYEE agrees provision of the payments and benefits set forth in paragraph II(A)(1) is valuable consideration to which EMPLOYEE would not otherwise be entitled.

      E. Choice of Law. All disputes which arise out of the interpretation and enforcement of this Release Agreement shall be governed by the laws of the State of Missouri without giving effect to its choice of law provisions.

      F. Entire Agreement. This Release Agreement, including the terms of the Plan attached as Exhibit A, is the entire agreement between the parties. The parties acknowledge the terms of the Plan can be terminated or changed according to the terms set forth in the Plan. The parties acknowledge the terms of this Release Agreement can only be changed by a written amendment to the Release Agreement signed by both parties.

      G. No Reliance. The parties have not relied on any representations, promises, or agreements of any kind made to them in connection with this Release and Agreement, except for those set forth in writing in this Release Agreement or in the Plan.

      H. Separate Signatures. Separate copies of this Release Agreement shall constitute originals which may be signed separately but which together will constitute one single agreement.

      I. Effective Date. This Release Agreement becomes effective and binding on the eighth calendar day following EMPLOYEE's execution of the Release Agreement.

      J. Severability. If any provision of this Release Agreement, including the Plan, is held to be invalid, the remaining provisions shall remain in full force and effect.

      K. Continuing Obligations. Any continuing obligations EMPLOYEE has after separation of employment pursuant to any employment agreement with HRB Management, Inc., the Plan, or by operation of law survive this Release Agreement. The terms of this Release Agreement add to any such obligations and are not intended to otherwise modify them in any way.

      L. Paragraph Headings. Paragraph headings contained in this Release Agreement are for convenience only and shall not in any manner be construed as a part of this Release Agreement.

      M. Waive Notice Period. By this Severance and Release Agreement, the parties agree to waive any notice of termination required by either
            Section 1.06(b) of the Employment Agreement dated as of September 12, 2001 between HRB Management, Inc. and EMPLOYEE (the "Employment Agreement") or any HRB Management, Inc. policy, without such waiver affecting any of HRB Management, Inc.'s or EMPLOYEE's rights or benefits dependent on such notice.

IV.   RELEASE

      A. In consideration of the recitations and agreements listed above, EMPLOYEE releases, and forever discharges HRB Management, Inc., and each and every one of its parent, affiliate, subsidiary, component, predecessor, and successor companies, and their respective past and present agents, officers, executives, employees, attorneys, directors, and assigns (collectively the "Releasees"), from any and all matters, claims, charges, demands, damages, causes of action, debts, liabilities, controversies, claims for attorneys' fees, judgments, and suits of every kind and nature whatsoever, foreseen or unforeseen, known or unknown, which have arisen between EMPLOYEE and the Releasees up to the later of the Separation Date or the date EMPLOYEE signs this Release Agreement.

      B. This release of claims includes, but is not limited to: (1) any claims he may have relating to any aspect of her/his employment with the Releasees and/or the separation of that employment, (2) any breach of an actual or implied contract of employment between EMPLOYEE and the Releasees, (3) any claim of unjust or tortious discharge, (4) any common-law claim (including but not limited to fraud, negligence, intentional or negligent infliction of emotional distress, negligent hiring/retention/supervision, or defamation), and (5)(i) any claims of violations arising under the Civil Rights Act of 1866, 42 U.S.C.
            Section 1981, (ii) the Civil Rights Act of 1964, 42 U.S.C. Sections 2000e, et seq., as amended by the Civil Rights Act of 1991, (iii) the Age Discrimination in Employment Act, 29 U.S.C. Sections 621, et seq. (including but not limited to the Older Worker Benefit Protection Act), (iv) the Employee Retirement Income Security Act, 29 U.S.C. Sections 1001, et seq., (v) the Fair Labor Standards Act of 1938, 29 U.S.C. Sections 201, et seq., (vi) the Rehabilitation Act of 1973, 29 U.S.C. Sections 701, et seq., (vii) the American with Disabilities Act, 42 U.S.C. Sections 12101, et seq., (viii) the Family and Medical Leave Act, 29 U.S.C.Section 2601, et seq., (ix) the Occupational Safety and Health Act, 29 U.S.C. Sections 651, et. seq., (x) the National Labor Relations Act, 29 U.S.C. Sections 151, et. seq., (xi) the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Sections 2101, et seq., (6) any applicable state employment discrimination statute, (7) any applicable state worker's compensation statute, and (8) any other federal, state, or local statutes or ordinances.

      C. EMPLOYEE further agrees in the event any person or entity should bring such a charge, claim, complaint, or action on her/his behalf, he hereby waives and forfeits any right to recovery under said claim and will exercise every good faith effort to have such claim dismissed. This Release Agreement does not affect, however, the Equal Employment

            Opportunity Commission's ("EEOC's") rights and responsibilities to investigate or enforce applicable employment discrimination statutes.

      D. For purposes of the Age Discrimination in Employment Act ("ADEA") only, this Release Agreement does not affect the EEOC's rights and responsibilities to enforce the ADEA, nor does this Agreement prohibit EMPLOYEE from filing a charge under the ADEA (including a challenge to the validity of the waiver of claims in this Release Agreement) with the EEOC, or participating in any investigation or proceeding conducted by the EEOC. Nevertheless, EMPLOYEE agrees that the Releasees will be shielded against any recovery by EMPLOYEE, provided this Release Agreement is valid under applicable law.

      E. EMPLOYEE agrees he waives any right to participate in any settlement, verdict or judgment in any class action against the Releasees arising from conduct occurring on or before the date EMPLOYEE signs this Release Agreement, and that he waives any right to accept anything of value or any injunctive relief associated with any such pending or threatened class action against the Releasees.

      F. Notwithstanding the foregoing, the termination of EMPLOYEE's employment and the foregoing release will not affect or terminate any of the obligations of HRB Management, Inc. under this Severance and Release Agreement; any provisions of the Employment Agreement which, by their express terms as set forth therein, impose continuing obligations on HRB Management, Inc. or its affiliates following termination of the Employee Agreement, including, but not limited to, the indemnification provisions under Section 4.06 of the Employment Agreement; or any post-termination obligations under any employee benefit plan in which EMPLOYEE participated during his employment.

           THIS IS A RELEASE OF CLAIMS - READ CAREFULLY BEFORE SIGNING

I HAVE READ THIS SEVERANCE AND RELEASE AGREEMENT. I HAVE HAD THE OPPORTUNITY TO OBTAIN THE ADVICE OF LEGAL COUNSEL CONCERNING THE MEANING AND EFFECT OF THIS RELEASE AGREEMENT. HRB MANAGEMENT, INC. ADVISED ME TO SEEK THE ADVICE OF COUNSEL ON THIS ISSUE. I FULLY UNDERSTAND THE TERMS OF THIS RELEASE AGREEMENT AND I UNDERSTAND IT IS A COMPLETE AND FINAL RELEASE OF ANY OF MY CLAIMS AGAINST HRB MANAGEMENT, INC.. I SIGN THE RELEASE AGREEMENT AS MY OWN FREE ACT AND DEED.

    2/10/04                                          /s/ James H. Ingraham
-----------                                          ---------------------------
Date                                                 EMPLOYEE

            Subscribed and sworn to before me, a Notary Public, this 10th day of February, 2004.

                                                     /s/ Paula Panarisi
                                                     ---------------------------
                                                     NOTARY PUBLIC

My Commission expires:

     12/25/04

                                                     HRB Management, Inc.

Date February 11, 2004                               By: /s/ Mark A. Ernst

                                                                       EXHIBIT A

                            H&R BLOCK SEVERANCE PLAN

                      AMENDED AND RESTATED AUGUST 11, 2003

1. Purpose. The H&R Block Severance Plan is a welfare benefit plan established by HRB Management, Inc., an indirect subsidiary of H&R Block, Inc., for the benefit of certain subsidiaries of H&R Block, Inc. in order to provide severance compensation and benefits to certain employees of such subsidiaries whose employment is involuntarily terminated under the conditions set forth herein. This document constitutes both the plan document and the summary plan description required by the Employee Retirement Income Security Act of 1974.

2.    Definitions.

      (a) "Cause" means one or more of the following grounds of an Employee's termination of employment with a Participating Employer:

            (i) misconduct that interferes with or prejudices the proper conduct of the Company, the Employee's Participating Employer, or any other affiliate of the Company, or which may reasonably result in harm to the reputation of the Company, the Employee's Participating Employer, or any other affiliate of the Company;

            (ii) commission of an act of dishonesty or breach of trust resulting or intending to result in material personal gain or enrichment of the Employee at the expense of the Company, the Employee's Participating Employer, or any other affiliate of the Company;

            (iii) commission of an act materially and demonstrably detrimental to the good will of the Company, the Employee's Participating Employer, or any other affiliate of the Company, which act constitutes gross negligence or willful misconduct by the Employee in the performance of the Employee's material duties;

            (iv) material violations of the policies or procedures of the Employee's Participating Employer, including, but not limited to, the H&R Block Code of Business Ethics & Conduct, except those policies or procedures with respect to which an exception has been granted under authority exercised or delegated by the Participating Employer;

            (v) disobedience, insubordination or failure to discharge employment duties;

            (vi) conviction of, or entrance of a plea of guilty or no contest, to a misdemeanor (involving an act of moral turpitude) or a felony;

            (vii) inability of the Employee, the Company, the Employee's Participating Employer, and/or any other affiliate of the Company to participate, in whole or in part, in any activity subject to governmental regulation as the result of any action or inaction on the part of the Employee;

            (viii) the Employee's death or total and permanent disability. The term "total and permanent disability" will have the meaning ascribed thereto under any long-term disability plan maintained by the Employee's Participating Employer;

            (ix) any grounds described as a discharge or other similar term on the Participating Employer's separation review form or other similar document stating the reason for the Employee's termination of employment, including poor performance; or

            (x) any other grounds of termination of employment that the Participating Employer deems for cause.

      Notwithstanding the definition of Cause above, if an Employee's employment with a Participating Employer is subject to an employment agreement that contains a definition of "cause" for purposes of termination of employment, such definition of "cause" in such employment agreement shall replace the definition of Cause herein for the purpose of determining whether the Employee has incurred a Qualifying Termination, but only with respect to such Employee.

      (b)   "Company" means H&R Block, Inc.

      (c) "Employee" means a regular full-time or part-time, active employee of a Participating Employer whose employment with a Participating Employer is not subject to an employment contract that contains a provision that includes severance benefits. This definition expressly excludes employees of a Participating Employer classified as seasonal, temporary and/or inactive and employees who are customarily employed by a Participating Employer less than 20 hours per week.

      (d) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      (e) "Hour of Service" means each hour for which an individual was entitled to compensation as a regular full-time or part-time employee from a subsidiary of the Company.

      (f) "Line of Business of the Company" with respect to a Participant means any line of business of the Participating Employer by which the Participant was employed as of the Termination Date, as well as any one or more lines of business of any other subsidiary of the Company by which the Participant was employed during the two-year period preceding the Termination Date, provided that, if Participant's employment was, as of the Termination Date or during the two-year period immediately prior to the Termination Date, with HRB Management, Inc. or any successor entity thereto, "Line of Business of the Company" shall mean any lines of business of the Company and all of its subsidiaries.

      (g)   "Monthly Salary" means -

            (i) with respect to an Employee paid on a salary basis, the Employee's current annual salary divided by 12; and

            (ii) with respect to an Employee paid on an hourly basis, the Employee's current hourly rate times the number of hours he or she is regularly scheduled to work per week multiplied by 52 and then divided by 12.

      (h) "Participant" means an Employee who has incurred a Qualifying Termination and has signed a Release that has not been revoked during any revocation period provided under the Release.

      (i) "Participating Employer" means a direct or indirect subsidiary of the Company (i) listed on Schedule A, attached hereto, which may change from time to time to reflect new Participating Employers or withdrawing Participating Employers, and (ii) approved by the Plan Sponsor for participation in the Plan.

      (j) "Plan" means the "H&R Block Severance Plan," as stated herein, and as may be amended from time to time.

      (k) "Plan Administrator" and "Plan Sponsor" means HRB Management, Inc. The address and telephone number of HRB Management, Inc. is 4400 Main Street, Kansas City, Missouri 64111, (816) 753-6900. The Employer Identification Number assigned to HRB Management, Inc. by the Internal Revenue Service is 43-1632589.

      (l) "Qualifying Termination" means the involuntary termination of an Employee, but does not include a termination resulting from:

            (i) the elimination of the Employee's position where the Employee was offered another position with a subsidiary of the Company at a comparable salary and benefit level, or where the termination results from a sale of assets or other corporate acquisition or disposition;

            (ii) the redefinition of an Employee's position to a lower salary rate or grade;

            (iii) the termination of an Employee for Cause; or

            (iv)  the non-renewal of employment contracts.

      (m) "Release" means that agreement signed by and between an Employee who is eligible to participate in the Plan and the Employee's Participating Employer under which the Employee releases all known and potential claims against the Employee's

      Participating Employer and all of such employer's parents, subsidiaries, and affiliates.

      (n) "Release Date" means, with respect to a Release that includes a revocation period, the date immediately following the expiration date of the revocation period in the Release that has been fully executed by both parties. "Release Date" means, with respect to a Release that does not include a revocation period, the date the Release has been fully executed by both parties.

      (o) "Severance Period" means the period of time during which a Participant may receive benefits under this Plan. The Severance Period with respect to a Participant begins on the Termination Date. A Participant's Severance Period will be the shorter of (i) 12 months or
      (ii) a number of months equal to the whole number of Years of Service determined under Section 2(q), unless earlier terminated in accordance with Section 8 of the Plan.

      (p) "Termination Date" means the date the Employee severs employment with a Participating Employer.

      (q) "Year of Service" means each period of 12 consecutive months ending on the Employee's employment anniversary date during which the Employee had at least 1,000 Hours of Service. In determining a Participant's Years of Service, the Participant will be credited with a partial Year of Service for his or her final period of employment commencing on his or her most recent employment anniversary date equal to a fraction calculated in accordance with the following formula:

I.    NUMBER OF DAYS SINCE MOST RECENT EMPLOYMENT ANNIVERSARY DATE

                                       365

      Despite an Employee's Years of Service calculated in accordance with the above, an Employee whose pay grade at his or her Participating Employer fits in the following categories at the time of the Qualifying Termination will be credited with no less than the specified Minimum Years of Service and no more than the specified Maximum Years of Service listed in the following table as applicable to such pay grade:

      Pay Grade          A. Minimum Years of Service   Maximum Years of Service
--------------------     ---------------------------   ------------------------
  81-89 and 231-235                  6                            18

   65-80, 140-145,                   3                            18
185-190, and 218-230

   57-64, 115-135,                   1                            18
175-180, and 210-217

 48-56, 100-110,                   1                            18
170, and 200-209

      Notwithstanding the above, if an Employee has received credit for Years of Service under this Plan or under any previous plan, program, or agreement for the purpose of receiving severance benefits before a Qualifying Termination, such Years of Service will be disregarded when calculating Years of Service for such Qualifying Termination under the Plan; provided, however, that if such severance benefits were terminated prior to completion because the Employee was rehired by any subsidiary of the Company then the Employee will be re-credited with full Years of Service for which severance benefits were not paid in full or in part because of such termination.

3.    Eligibility and Participation.

      An Employee who incurs a Qualifying Termination and signs a Release that has not been revoked during any revocation period under the Release is eligible to participate in the Plan. An eligible Employee will become a Participant in the Plan as of the Termination Date.

4.    Severance Compensation.

      (a) Amount. Subject to Section 8, each Participant will receive during the Severance Period from the applicable Participating Employer aggregate severance compensation equal to:

            (i) the Participant's Monthly Salary multiplied by the Participant's Years of Service; plus

            (ii) one-twelfth of the Participant's target payout under the Short-Term Incentive Program of the Participating Employer in effect at the time of his or her Termination Date multiplied by the Participant's Years of Service; plus

            (iii) an amount to be determined by the Participating Employer at its sole discretion, which amount may be zero.

      (b)   Timing of Payments. Except as stated in Section 4(c), and subject to
      Section 8,

            (i) the sum of any amounts determined under Sections 4(a)(i) and 4(a)(ii) of the Plan will be paid in semi-monthly or bi-weekly installments (the timing and amount of each installment as determined by the Participating Employer) during the Severance Period beginning after the later of the Termination Date or the Release Date; and

            (ii) any amounts determined under Section 4(a)(iii) of the Plan will be paid in one lump sum within 15 days after the later of the Termination Date or the Release Date, unless otherwise agreed in writing by the Participating Employer and Participant or otherwise required by law.

      (c) Death. In the event of the Participant's death prior to receiving all payments due under this Section 4, any unpaid severance compensation will be paid (i) in the same manner as are death benefits under the Participant's basic life insurance coverage provided by the Participant's Participating Employer, and (ii) in accordance with the Participant's beneficiary designation under such coverage. If no such coverage exists, or if no beneficiary designation exists under such coverage as of the date of death of the Participant, the severance compensation will be paid to the Participant's estate in one-lump sum.

5.    Health and Welfare Benefits.

      (a) Benefits. In addition to the severance compensation provided pursuant to Section 4 of the Plan, a Participant may continue to participate in the following health and welfare benefits provided by his or her Participating Employer during the Severance Period on the same basis as employees of the Participating Employer:

            (i)   medical;

            (ii)  dental;

            (iii) vision;

            (iv)  employee assistance;

            (v) medical expense reimbursement and dependent care expense reimbursement benefits provided under a cafeteria plan;

            (vi)  life insurance (basic and supplemental); and

            (vii) accidental death and dismemberment insurance (basic and supplemental).

      For the purposes of any of the above-described benefits provided under a Participating Employer's cafeteria plan, a Qualifying Termination constitutes a "change in status" or "life event."

      (b) Payment and Expiration. Payment of the Participant's portion of contribution or premiums for such selected benefits will be withheld from any severance compensation payments paid to the Participant under this Plan. The Participating Employer's partial subsidization of such coverages will remain in effect until the earlier of:

            (i) the expiration or earlier termination of the Employee's Severance Period, after which time the Participant may be eligible to elect to continue coverage of those benefits listed above that are provided under group health plans in accordance with his or her rights under Section 4980B of the Internal Revenue Code; or

            (ii) the Participant's attainment of or eligibility to attain health and welfare benefits through another employer after which time the Participant may be eligible to elect to continue coverage of those benefits listed above that are provided under group health plans in accordance with his or her rights under Section 4980B of the Internal Revenue Code.

6.    Stock Options.

            (a) Accelerated Vesting. Any portion of any outstanding incentive stock options and nonqualified stock options that would have vested during the 18-month period following the Termination Date had the Participant remained an employee with the Participating Employer during such 18-month period will vest as of the Termination Date. This Section 6(a) applies only to options (i) granted to the Participant under the Company's 1993 Long-Term Executive Compensation Plan, or any successor plan to its 1993 Long-Term Executive Compensation Plan, not less than 6 months prior to his or her Termination Date and (ii) outstanding at the close of business on such Termination Date. The determination of accelerated vesting under this Section 6(a) shall be made as of the Termination Date and shall be based solely on any time-specific vesting schedule included in the applicable stock option agreement without regard to any accelerated vesting provision not related to the Plan in such agreement.

            (b) Post-Termination Exercise Period. Subject to the expiration dates and other terms of the applicable stock option agreements, the Participant may elect to have the right to exercise any outstanding incentive stock options and nonqualified stock options granted prior to the Termination Date to the Participant under the Company's 1984 Long-Term Executive Compensation Plan, its 1993 Long-Term Executive Compensation Plan, or any successor plan to its 1993 Long-Term Executive Compensation Plan that are vested as of the Termination Date (or, if later, the Release Date), whether due to the operation of Section 6(a), above, or otherwise, at any time during the Severance Period and, except in the event that the Severance Period terminates pursuant to Section 8(a), for a period up to 3 months after the end of the Severance Period (notwithstanding Section 8). Any such election shall apply to all outstanding incentive stock options and nonqualified stock options, will be irrevocable and must be made in writing and delivered to the Plan Administrator on or before the later of the Termination Date or Release Date. If the Participant fails to make an election, the Participant's right to exercise such options will expire 3 months after the Termination Date.

            (c) Stock Option Agreement Amendment. The operation of Sections 6(a) and 6(b), above, are subject to the Participant's execution of an amendment to any affected stock option agreements, if necessary.

7. Outplacement Services. In addition to the benefits described above, career transition counseling or outplacement services may be provided upon the Participant's Qualifying Termination. Such outplacement service will be provided at the Participating Employer's sole discretion. Outplacement services are designed to assist employees in their search for new employment and to facilitate a smooth transition between employment with the Participating Employer and employment with another employer. Any outplacement services provided under this Plan will be provided by an outplacement service chosen by the Participating Employer. The Participant is not entitled to any monetary payment in lieu of outplacement services.

8. Termination of Benefits. Any right of a Participant to severance compensation and benefits under the Plan, and all obligations of his or her Participating Employer to pay any unpaid severance compensation or provide benefits under the Plan will terminate as of the day:

      (a) The Participant has engaged in any conduct described in Sections 8(a)(i), 8(a)(ii), 8(a)(iii) or 8(a)(iv), below, as the same may be limited pursuant to Section 8(a)(vi).

            (i) During the Severance Period, the Participant's engagement in, ownership of, or control of any interest in (except as a passive investor in less than one percent of the outstanding securities of publicly held companies), or acting as an officer, director or employee of, or consultant, advisor or lender to, any firm, corporation, partnership, limited liability company, institution, business, government agency, or entity that engages in any line of business that is competitive with any Line of Business of the Company, provided that this Section 8(a)(i) shall not apply to the Participant if the Participant's primary place of employment by a subsidiary of the Company as of the Termination Date is in either the State of California or the State of North Dakota.

            (ii) During the Severance Period, the Participant employs or solicits for employment by any employer other than a subsidiary of the Company any employee of any subsidiary of the Company, or recommends any such employee for employment to any employer (other than a subsidiary of the Company) at which the Participant is or intends to be (A) employed, (B) a member of the Board of Directors, (C) a partner, or (D) providing consulting services.

            (iii) During the Severance Period, the Participant directly or indirectly solicits or enters into any arrangement with any person or entity which is, at the time of the solicitation, a significant customer of a subsidiary of the Company for the purpose of engaging in any business transaction of the nature performed by such subsidiary, or contemplated to be performed by such subsidiary, for such customer, provided that this Section 8(a)(iii) shall only apply to customers for whom the Participant personally provided services while employed by a subsidiary of the Company or customers about whom or which the Participant acquired material information while employed by a subsidiary of the Company.

            (iv) During the Severance Period, the Participant misappropriates or improperly uses or discloses confidential information of the Company and/or its subsidiaries.

            (v) If the Participant engaged in any of the conduct described in Sections 8(a)(i), 8(a)(ii), 8(a)(iii) or 8(a)(iv) during or after Participant's term of employment with a Participating Employer, but prior to the commencement of the Severance Period, and such engagement becomes known to the Participating Employer during the Severance Period, such conduct shall be deemed, for purposes of Sections 8(a)(i), 8(a)(ii), 8(a)(iii) or 8(a)(iv) to have occurred during the Severance Period.

            (vi) If the Participant is a party to an employment contract with a Participating Employer that contains a covenant or covenants relating to the Participant's engagement in conduct that is the same as or substantially similar to the conduct described in any of Sections 8(a)(i), 8(a)(ii), 8(a)(iii) or 8(a)(iv), and any specific conduct regulated in such covenant or covenants in such employment contract is more limited in scope geographically or otherwise than the corresponding specific conduct described in any of such Sections 8(a)(i), 8(a)(ii), 8(a)(iii) or 8(a)(iv), then the corresponding specific conduct addressed in the applicable Section 8(a)(i), 8(a)(ii), 8(a)(iii) or 8(a)(iv) shall be limited to the same extent as such conduct is limited in the employment contract and the Participating Employer's rights and remedy with respect to such conduct under this Section 8 shall apply only to such conduct as so limited.

      (b) The Participant is rehired by his or her Participating Employer or hired by any other subsidiary of the Company in any position other than a position classified as seasonal by such employer.

9. Amendment and Termination. The Plan Sponsor reserves the right to amend the Plan or to terminate the Plan and all benefits hereunder in their entirety at any time.

10. Administration of Plan. The Plan Administrator has the power and discretion to construe the provisions of the Plan and to determine all questions relating to the eligibility of employees of Participating Employers to become Participants in the Plan, and the amount of benefits to which any Participant may be entitled thereunder in accordance with the Plan. Not in limitation, but in amplification of the foregoing and of the authority conferred upon the Plan Administrator, the Plan Sponsor specifically intends that the Plan Administrator have the greatest permissible discretion to construe the terms of the Plan and to determine all questions concerning eligibility, participation and benefits. Any such decision made by the Plan Administrator will be binding on all Employees, Participants, and beneficiaries, and is intended to be subject to the most deferential standard of judicial review. Such standard of review is not to be affected by any real or alleged conflict of interest on the part of the Plan Administrator. The decision of the Plan Administrator upon all matters within the scope of its authority will be final and binding.

11.   Claims Procedures.

      (a) Filing a Claim for Benefits. Participants are not required to submit claim forms to initiate payment of benefits under this Plan. To make a claim for benefits, individuals other than Participants who believe they are entitled to receive benefits under this Plan and Participants who believe they have been denied certain benefits under the Plan must write to the Plan Administrator. These individuals and such Participants are hereinafter referred to in this Section 11 as "Claimants." Claimants must notify the Plan Administrator if they will be represented by a duly authorized representative with respect to a claim under the Plan.

      (b) Initial Review of Claims. The Plan Administrator will evaluate a claim for benefits under the Plan. The Plan Administrator may solicit additional information from the Claimant if necessary to evaluate the claim. If the Plan Administrator denies all or any portion of the claim, the Claimant will receive, within 90 days after the receipt of the written claim, a written notice setting forth:

            (i)   the specific reason for the denial;

            (ii) specific references to pertinent Plan provisions on which the Plan Administrator based its denial;

            (iii) a description of any additional material and information needed for the Claimant to perfect his or her claim and an explanation of why the material or information is needed; and

            (iv) that any appeal the Claimant wishes to make of the adverse determination must be in writing to the Plan Administrator within 60 days after receipt of the notice of denial of benefits. The notice must advise the Claimant that his or her failure to appeal the action to the Plan Administrator in writing within the 60-day period will render the Plan Administrator's determination final, binding and conclusive. The notice must further advise the Claimant of his or her right to bring a civil action under Section 502(a) of ERISA following the exhaustion of the claims procedures described herein.

      (c) Appeal of Denied Claim and Final Decision. If the Claimant should appeal to the Plan Administrator, the Claimant, or his or her duly authorized representative, must submit, in writing, whatever issues and comments the Claimant or his or her duly authorized representative feels are pertinent. The Claimant, or his or her duly authorized representative, may review and request pertinent Plan documents. The Plan Administrator will reexamine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Plan Administrator will advise the Claimant in writing of its decision within 60 days of the Claimant's written request for review, unless special circumstances (such as a hearing) require an extension of time, in which case the Plan Administrator will make a decision as soon as possible, but no later than 120 days after its receipt of a request for review.

12. Plan Financing. The benefits to be provided under the Plan will be paid by the applicable Participating Employer, as incurred, out of the general assets of such Participating Employer.

13. General Information. The Plan's records are maintained on a calendar year basis. The Plan Number is 509. The Plan is self-administered and is considered a severance plan.

14. Governing Law. The Plan is established in the State of Missouri. To the extent federal law does not apply, any questions arising under the Plan will be determined under the laws of the State of Missouri.

15. Enforceability; Severability. If a court of competent jurisdiction determines that any provision of the Plan is not enforceable, then such provision shall be enforceable to the maximum extent possible under applicable law, as determined by such court. The invalidity or unenforceability of any provision of the Plan, as determined by a court of competent jurisdiction, will not affect the validity or enforceability of any other provision of the Plan and all other provisions will remain in full force and effect.

16. Withholding of Taxes. The applicable Participating Employer may withhold from any benefit payable under the Plan all federal, state, city or other taxes as may be required pursuant to any law, governmental regulation or ruling. The Participant shall pay upon demand by the Company or the Participating Employer any taxes required to be withheld or collected by the Company or the Participating Employer upon the exercise by the Participant of a nonqualified stock option granted under the Company's 1984 Long-Term Executive Compensation Plan or its 1993 Long-Term Executive Compensation Plan. If the Participant fails to pay any such taxes associated with such exercise upon demand, the Participating Employer shall have the right, but not the obligation, to offset such taxes against any unpaid severance compensation under this Plan.

17. Not an Employment Agreement. Nothing in the Plan gives an Employee any rights (or imposes any obligations) to continued employment by his or her Participating Employer or other subsidiary of the Company, nor does it give such Participating Employer any rights (or impose any obligations) for the continued performance of duties by the Employee for the Participating Employer or any other subsidiary of the Company.

18. No Assignment. The Employee's right to receive payments of severance compensation and benefits under the Plan are not assignable or transferable, whether by pledge, creation of a security interest, or otherwise. In the event of any attempted assignment or transfer contrary to this Section 18, the applicable Participating Employer will have no liability to pay any amount so attempted to be assigned or transferred.

19. Service of Process. The Secretary of the Plan Administrator is designated as agent for service of legal process. Service of legal process may be made upon the Secretary of the Plan Administrator at:

      HRB Management, Inc.
      Attn: Secretary
      4400 Main Street
      Kansas City, Missouri 64111

20. Statement of Erisa Rights. As a participant in the Plan, you are entitled to certain rights and protections under ERISA, which provides that all Plan Participants are entitled to:

      (a) examine without charge, at the Plan Administrator's office, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Pension and Welfare Benefit Administration;

      (b) obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, copies of the latest annual report (Form 5500 Series) and an updated summary plan description. The Plan Administrator may make a reasonable charge for the copies; and

      (c) receive a summary of the Plan's annual financial report if required to be filed for the year. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report if an annual report is required to be filed for the year.

      In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan Participants and beneficiaries. No one, including your Participating Employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a welfare benefit or exercising your rights under ERISA.

      If your claim for a welfare benefit is denied or ignored, in whole or in part, you have the right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

      Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of plan documents or the latest annual report from the Plan and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials to you and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or Federal court. If it should happen that you are discriminated against for asserting your rights, you may seek assistance from the U. S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

      If you have any questions about the Plan, you should contact the Plan Administrator. If you have questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Pension and Welfare Benefits Administration.

IN WITNESS WHEREOF, HRB Management, Inc. adopts this Severance Plan, as amended and restated, effective this 11th day of August, 2003.

                                           HRB MANAGEMENT, INC.

                                           /s/ Mark A, Ernst
                                           -------------------------------------
                                           Mark A. Ernst
                                           President and Chief Executive Officer

                                   SCHEDULE A

                             Participating Employers

Block Financial Corporation

Financial Marketing Services, Inc.

Franchise Partner, Inc.

H&R Block Investments, Inc.

H&R Block Services, Inc. and its U.S.-based direct and indirect subsidiaries

HRB Business Services, Inc.

H&R Block Small Business Resources, Inc.

HRB Management, Inc.

HRB Retail Services, Inc.

OLDE Financial Corporation and its U.S.-based direct and indirect subsidiaries,

which subsidiaries include H&R Block Financial Advisors, Inc.